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Exhibit 31.2

The undersigned, in his capacity as the President, Chief Financial Officer and Director of PASW, Inc., provides the following certifications required by 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, and 17 C.F.R. 240.13a-14.

Certification of Chief Financial Officer:

I, William E. Sliney, President, Chief Financial Officer and Director of PASW, Inc., certify that:

        1.    I have reviewed this quarterly report on Form 10-QSB of PASW, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

     3.    Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date: May 5, 2003

/s/ WILLIAM E. SLINEY William E. Sliney President, Chief Financial Officer and Director